Exhibit 10.4

SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of May 8, 2020, by and among TEXAS OIL & CHEMICAL CO. II, INC., a Texas corporation (“Borrower”), certain subsidiaries of the Borrower party hereto, as guarantors (the “Guarantors”), the lenders from time to time party hereto (the “Lenders”), Citibank, N.A., as an L/C Issuer, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swingline Lender and an L/C Issuer.

RECITALS

A.Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto are parties to that certain Amended and Restated Credit Agreement, dated as of October 1, 2014 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of February 20, 2015, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of March 28, 2017, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of July 25, 2017, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 31, 2018, that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 19, 2018, and that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of March 29, 2019 (the “Credit Agreement” and the Credit Agreement, as modified by this Amendment, the “Amended Credit Agreement”)).
B.Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement, and the Administrative Agent and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions set out in this Amendment.
AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Amended Credit Agreement.
2.    Amendments to the Credit Agreement. On the Effective Date:
(a)Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order as follows:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“CARES Act” shall mean, the Coronavirus Aid, Relief, and Economic Security Act of 2020 (as such act may be amended) or any other similar program administered by a Governmental Authority (including the SBA) intended to mitigate the impact of the COVID-19 pandemic.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Covered Party” has the meaning specified in Section 11.24.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.24.

“Qualified Government Debt” shall mean, debt for borrowed money under the CARES Act, and any refinancing, refunding, renewal or extension thereof; provided, that any such refinanced, refunded, renewed or extended debt shall have a maturity date no earlier than six (6) months following the Maturity Date (measured as of the date of such refinancing, refunding, renewal or extension), in each case, so long as (i) such debt is unsecured, (ii) Borrower shall promptly provide the Administrative Agent with a copy of all documentation (which shall be reasonably acceptable to the Administrative Agent) evidencing the Qualified Government Debt, (iii) Borrower will promptly submit its application for loan forgiveness for the maximum amount allowed by law at the earliest time permitted by the CARES Act, and (iv) 100% of the net proceeds of any Qualified Government Debt shall be used only for uses permitted by the CARES Act.

“Relevant Governmental Body” has the meaning specified in Section 3.03(g)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SOFR” has the meaning specified in Section 3.03(g).

“SOFR-Based Rate” has the meaning specified in Section 3.03(g).

“Supported QFC” has the meaning specified in Section 11.24.

“Term SOFR” has the meaning specified in Section 3.03(g).

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.24.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b)The following definitions in Section 1.01 of the Credit Agreement are deleted in their entirety and replaced as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(c)The definition of “Consolidated Funded Indebtedness” in Section 1.01 of the Credit Agreement is amended by adding the following sentence at the end of such definition:
Notwithstanding anything to the foregoing, the determination of Consolidated Funded Indebtedness shall not include any Indebtedness incurred as a Qualified Government Debt; provided, that if any portion of any Indebtedness incurred as a Qualified Government Debt is not forgiven in accordance with the CARES Act, such unforgiven portion (i) will not be disregarded for purposes of calculating Consolidated Funded Indebtedness and (ii) will be deemed to have been incurred as Indebtedness as of the date it is determined not to be forgiven.
(d)Section 3.03 of the Credit Agreement is amended by deleting sub-section (c) in its entirety and replacing it with new sub-sections (c)-(g) in the appropriate alphabetical order as follows:
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;
then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark, giving due consideration to any evolving or then-existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment”; and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
(d)    If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

(e)    Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f)    In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(g)    For purposes hereof:

(i)    “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
(ii)    “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement;
(iii)    “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body;
(iv)    “SOFR-Based Rate” means SOFR or Term SOFR; and
(v)    “Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body ,in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
(e)Section 7.02 of the Credit Agreement is amended by:
(i)    deleting the “and” appearing at the end of clause (g);
(ii) deleting the “.” appearing at the end of clause (h) and adding “; and” at the end of such clause; and
(ii) adding a new clause (i) in its appropriate alphabetical order to read in its entirety as follows:
(i)    Qualified Government Debt in a principal amount not to exceed $6,122,837.50.
(f)Section 7.09 of the Credit Agreement is amended by adding the following sentence at the end of Section 7.09 to read in its entirety as follows:
Notwithstanding the foregoing, the prohibitions of clause (a) of this Section 7.09 shall not apply to any provisions or restrictions set forth in any agreement governing Indebtedness permitted under Section 7.02(i).
(g)Section 7.14 of the Credit Agreement is deleted in its entirety and replaced by the following:
7.14 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness under the Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(b), and if no Default or Event of Default exists or would arise as a result, prepayments of Indebtedness described under this clause (b) and (c) with respect to Indebtedness permitted by Section 7.02(i), (i) any regularly scheduled payments of principal and interest of such Indebtedness and (ii) all unpaid and accrued and unpaid interest of such Indebtedness on the maturity date of such Indebtedness.

(h)Section 11.23 of the Credit Agreement is deleted in its entirety and replaced by the following:
11.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(i)A new Section 11.24 is hereby added to the Credit Agreement in the appropriate numerical order as follows:
11.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
3.    Effectiveness of this Amendment. This Amendment shall be effective as of the date (the “Effective Date”) once all of the following have been satisfied or delivered to the Administrative Agent and the Lenders, as applicable, in each case, in Proper Form:
(a)Execution of Amendment; Loan Documents. This Amendment executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender.

(b)Fees and Expenses. All fees and expenses, if any, owing to the Administrative Agent and the Lenders pursuant to that certain letter agreement, dated as of the date hereof, among Borrower and the Administrative Agent for the benefit of the Lenders, and legal fees and expenses owing to Administrative Agent’s outside counsel submitted by invoice on or prior to the Effective Date.

(c)Additional Information. Such additional information and materials, which the Administrative Agent and/or any Lender shall reasonably request or require.

4.    Representations and Warranties. Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date hereof that (a) it possesses the requisite power and authority to execute and deliver this Amendment, (b) this Amendment has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor, (c) no other consent of any Person (other than the Administrative Agent and the Lenders) that has not been obtained is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (h) that each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligations of Borrower or such Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
5.    Scope of Amendment; Reaffirmation; RELEASE. Except as expressly modified by this Amendment, all references to the Credit Agreement shall refer to the Amended Credit Agreement. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Amended Credit Agreement and any other Loan Document, the terms of the Amended Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Amended Credit Agreement. As MATERIAL PART OF THE CONSIDERATION FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT, BORROWER AND EACH GUARANTOR HEREBY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER (AND THEIR SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, CAUSES OF ACTION, OR LIABILITIES FOR ACTIONS OR OMISSIONS (WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER DIRECT OR INDIRECT) IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT, WHETHER OR NOT HERETOFORE ASSERTED, AND WHICH BORROWER OR ANY GUARANTOR MAY HAVE OR CLAIM TO HAVE AGAINST ADMINISTRATIVE AGENT OR ANY LENDER.
6.    Miscellaneous.
(a)    Binding Effect. The Amended Credit Agreement shall be binding upon and inure to the benefit of each of the undersigned and their respective legal representatives, successors and permitted assigns.
(b)    No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Loan Documents, or a waiver of the Administrative Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
(c)    Form. Each agreement, document, instrument or other writing to be furnished to the Administrative Agent or any Lender under any provision of this Amendment must be in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
(e)    Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse the Administrative Agent on demand for all its reasonable and invoiced (with separate invoices for each service provider) out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable and invoiced fees and disbursements of the Administrative Agent’s counsel.
(f)    Multiple Counterparts; Electronic Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(g)    Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
7.    Entirety. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, THE GUARANTORS, THE LENDERS AND THE ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Remainder of Page Intentionally Blank.
Signature Pages to Follow.

This Amendment is executed as of the Effective Date.

BORROWER:

TEXAS OIL & CHEMICAL CO. II, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer

GUARANTORS:

SOUTH HAMPTON RESOURCES, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer

GULF STATE PIPE LINE COMPANY, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer

TRECORA CHEMICAL, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer
ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President
LENDER:

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By: /s/ Adam Rose
Adam Rose
Senior Vice President
LENDER:

CITIBANK, N.A.,
as a Lender and L/C Issuer

By: /s/ Michael Foster
Name: Michael Foster
Title: Senior Vice President

LENDER:

BMO HARRIS BANK N.A.,
as a Lender

By: /s/ Jason Deegan
Name: Jason Deegan
Title: Director

LENDER:

CAPITAL ONE, N.A.,
as a Lender

By: /s/ Lewis H. Gissel
Name: Lewis H. Gissel
Title: Senior Vice President
LENDER:

REGIONS BANK,
as a Lender

By: /s/ Julio C Cuadrado-Ortega
Name: Julio C Cuadrado-Ortega
Title: Vice President